Exhibit 99.1

Sealed Air Corporation

200 Riverfront Boulevard

Elmwood Park, NJ 07407

Investor Contact:	Media Contact:
Lori Chaitman	Ken Aurichio
201-703-4161	201-703-4164

For release: February 6, 2014

SEALED AIR REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

•	2013 Adjusted EBITDA increased 7.3%, excluding impact of SARs, and generated $509 million of Free Cash Flow

•	2013 Adjusted EPS from Continuing Operations of $1.23, including $0.16 of SARs expense; Reported EPS from Continuing Operations of $0.44

•	Q4 Adjusted EPS from Continuing Operations of $0.34, including $0.05 of SARs expense; Reported EPS from Continuing Operations of $0.02

•	Closed sale of Medical Rigids business on December 6, 2013 and recognized $0.14 per share in 2013 in discontinued operations, including a $0.10 per share gain on the sale

•	Completed W. R. Grace & Co. Settlement agreement in February 2014, marking a significant milestone for Company

•	Company provides outlook for 2014 Net Sales, Adjusted EBITDA, Adjusted EPS and Free Cash Flow

ELMWOOD PARK, N.J., Thursday, February 6, 2014 – Sealed Air Corporation (NYSE: SEE) today announced financial results for fourth quarter and full year 2013. Commenting on these results, Jerome A. Peribere, President and Chief Executive Officer, said, “2013 was a solid year for Sealed Air – we generated $509 million of Free Cash Flow, increased net sales by 2.7% in constant dollars to $7.7 billion and increased Adjusted EBITDA by 7.3% excluding SARs. In the fourth quarter, we delivered favorable price/mix in every division and in every region. We made significant progress on our ‘Get Fit’ strategy and, as we move forward, we are well positioned to ‘Change the Game.’ Our focus will continue to be on improving the quality of our business.”

Peribere continued, “The completion of the W. R. Grace & Co. Settlement agreement is a significant development for Sealed Air. It brings closure to this matter after more than a decade, we will no longer incur interest on the settlement liability, and we also anticipate meaningful cash tax benefits over the next several years. This will provide Sealed Air with more financial flexibility and enable us to continue to add value to our business and shareholders alike.”

Unless otherwise stated, all results compare 2013 to 2012 and include continuing operations. The rigid medical packaging business (“Medical Rigids”), which the Company sold in December 2013, and Diversey Japan, which the Company sold in November 2012, have been presented as discontinued operations. Reported information is defined as U.S. GAAP. Year-over-year net sales discussions present both reported and constant dollar performance. Constant dollar sales performance excludes the impact of currency translation. Additionally, non-U.S. GAAP adjusted financial measures, such as Adjusted Earnings Before Interest, Taxes and Depreciation and Amortization (“Adjusted EBITDA”), Adjusted Diluted Earnings Per Share (“Adjusted EPS”) and Core Tax Rate exclude the impact of special items, such as restructuring charges and other one-time items. Additional detail on cash-settled stock appreciation rights (“SARs”) granted as part of the Diversey acquisition is provided in the supplementary information.

Business and Financial Highlights

•	In the fourth quarter 2013, the Food Care division increased sales by 4.2% in constant dollars primarily due to favorable price/mix of 3.2% and continued strength in Latin America and Asia, Middle East, Africa and Turkey (“AMAT”). In the full year 2013, the Food Care division had strong performance, delivering 3.3% sales growth in constant dollars and increasing Adjusted EBITDA, excluding SARs, by 8.1% to $578.6 million, or 15.2% of net sales. Food Care increased volumes by 1.7% and had a favorable price mix of 1.6%.

•	The Diversey Care division, which is undergoing a multi-year turn around, continues to make significant operational and financial improvements. In the fourth quarter 2013, Adjusted EBITDA, excluding SARs, increased 9.5% to $56.5 million, or 10.4% of net sales. In the full year 2013, Adjusted EBITDA, excluding SARs, increased 6.4% to $223.1 million, or 10.3% of net sales. The increase in Adjusted EBITDA in the fourth quarter and full year 2013 was primarily attributable to favorable pricing and realization of cost synergies.

•	The Product Care division has been focused on improving the mix of its product portfolio and implementing new initiatives to improve pricing disciplines. This strategy resulted in a favorable price/mix of 1.7% in the fourth quarter 2013 on a 3.1% increase in volumes.

•	As it relates to the W. R. Grace & Co. matter, Sealed Air will no longer incur interest expense related to the settlement liability, which amounted to $48 million in 2013, and the Company anticipates a cash tax benefit in 2015 of more than $200 million. The Company funded the $930 million liability with cash on hand and committed liquidity. In addition, the Company issued 18 million shares which were previously reserved for the Settlement agreement and such shares continued to be included in the diluted shares outstanding.

Fourth Quarter and Full Year 2013 Summary

Fourth quarter 2013 net sales from continuing operations of $2.0 billion increased 3.0% on a reported basis and 4.1% in constant dollars. Volume and product price/mix increased by 1.4% and 2.7%, respectively, in the quarter. For the full year 2013, net sales totaled $7.7 billion, a reported increase of 1.7% and 2.7% in constant dollars. Volume and product price/mix for the full year increased 1.5% and 1.2%, respectively. Approximately $90 million of net sales from Medical Rigids were reported in discontinued operations.

In the fourth quarter 2013, the Company delivered 8.0% growth in AMAT and 6.7% in Latin America and experienced improving trends in Europe with 2.6% net sales growth, in constant dollars. North America and Japan, Australia and New Zealand (“JANZ”) also contributed to solid growth with increases of 3.6% and 2.7%, respectively. For the full year 2013, net sales increased 8.8% for AMAT, 9.7% for Latin America, and 2.1% for North America. Net sales in Europe and JANZ were essentially unchanged compared to a year ago. Additionally, 2013 reported net sales from Developing Regions1 increased 5.1%, or 8.9% in constant dollars, accounting for 25.7% of total net sales.

[1]	Developing Regions are Africa, Asia (excluding Japan and South Korea), Central and Eastern Europe, and Latin America.

Adjusted EBITDA from continuing operations for the fourth quarter 2013 of $261.8 million, or 13.0% of net sales, was comparable to fourth quarter 2012. Excluding the impact of SARs, Adjusted EBITDA was $273.1 million, or 13.6% of net sales, compared to $275.1 million, or 14.1% of net sales, in 2012. The margin decline in the fourth quarter was primarily attributable to higher selling, general and administrative costs and unfavorable supply chain costs, partially offset by cost synergies, favorable mix and price/cost spread and volume growth. The higher costs were partly attributable to an increase of approximately $17 million in performance compensation recorded in the fourth quarter 2013, as compared to the same period a year ago, in recognition of the strong full year-over-year performance in Adjusted EBITDA, working capital management and other key financial metrics.

Full year 2013 Adjusted EBITDA was $1.03 billion, or 13.5% of net sales. This compares to $981.3 million, or 13.0% of net sales in 2012. Excluding the impact of SARs, Adjusted EBITDA was $1.07 billion, or 13.9% of net sales. This represents a 7.3% increase compared to Adjusted EBITDA of $1.0 billion in 2012, or 13.2% of net sales. This increase was primarily due to higher sales and realization of cost synergies. Incremental cost synergies under the 2011-2014 Integration and Optimization Program were approximately $110 million in 2013 and primarily resulted from headcount reductions, elimination of redundant costs, plant consolidations and procurement and logistics savings. Approximately $15 million of Adjusted EBITDA from Medical Rigids was reported in discontinued operations in each of 2012 and 2013.

On a reported basis, fourth quarter 2013 EPS from continuing operations was $0.02, which included $0.32 per share of special items primarily consisting of a $50 million ($0.23 per share) increase to the Company’s income tax provision resulting from an increase in its valuation allowance with respect to the deferred tax asset related to the W. R. Grace & Co. Settlement agreement. This compares to a loss from continuing operations of $1.79 per share in 2012, which included $2.11 of special items, mostly due to the non-cash impairment of goodwill and other intangible assets. Adjusted EPS from continuing operations was $0.34 for the fourth quarter. The Company recognized $0.11 per share in discontinued operations from the sale of Medical Rigids, including a $0.10 per share gain on the sale. This compares to Adjusted EPS of $0.32 in 2012. SARs had an unfavorable impact of $0.05 in the fourth quarters of both 2013 and 2012. The core tax rate was 20.0% in the fourth quarter 2013, compared to 21.9% in the fourth quarter 2012.

For the full year 2013, reported EPS from continuing operations was $0.44, which included $0.79 per share of special items, mostly due to restructuring charges and the increase in the valuation allowance discussed above. The reported loss of $8.39 per share in 2012 included $9.31 of special items due to the non-cash impairment of goodwill and other intangible assets. Adjusted EPS from continuing operations was $1.23. The Company recognized $0.14 per share in discontinued operations from the sale of Medical Rigids, including $0.10 per share gain on the sale. This compares to $0.91 in 2012. Adjusted EPS from continuing operations for the full year 2013, excluding SARs, was $1.39, as compared to $0.98 in 2012. The core tax rate was 21.8% in 2013, compared to 26.1% in 2012 and a year-over-year benefit of $0.07 per share.

Cash Flow and Net Debt

As the Company prepared for the W. R. Grace & Co. Settlement agreement, it focused considerable efforts during the last few months of the year on accelerated cash generation, contributing to the net cash provided by operating activities of $624.8 million in 2013. This amount was net of $107.0 million of cash payments for restructuring activities and $46.0 million of cash payments for SARs. In 2012, net cash provided by operating activities was $394.2 million, which was net of $103.4 million of cash payments for restructuring activities and $24.0 million of cash payments for SARs. Capital expenditures were $116.0 million in the full year 2013 as compared to $122.8 million in 2012. Free Cash Flow, defined as cash flow provided by operating activities less capital expenditures, was $508.8 million in 2013, as compared to $271.4 million in 2012. This year-over-year increase primarily reflects higher net earnings and net working capital improvements.

Compared to December 31, 2012, the Company’s net debt decreased $446.9 million to $4.3 billion as of December 31, 2013. This decrease was primarily due to cash generated from operating activities and proceeds from the sale of Medical Rigids, partially offset by capital expenditures of $116.0 million and dividend payments of $102.0 million. Net debt included the W. R. Grace & Co. Settlement agreement and related accrued interest of $925.1 million.

Outlook for Full Year 2014

The Company expects net sales to be relatively flat compared to 2013 net sales of $7.7 billion with organic growth offset by product rationalization and an estimated unfavorable impact of more than 2% from foreign currency translation. Adjusted EPS, excluding the impact of SARs, is expected to be in the range of $1.50 to $1.60. This represents an estimated increase of 8% to 15% compared with 2013 Adjusted EPS, excluding SARs, of $1.39. Adjusted EPS guidance excludes the impact of special items. The Company’s core tax rate for 2014 is expected to increase to approximately 25%.

Adjusted EBITDA for 2014, including non-cash profit sharing expense and excluding the impact of SARs, is estimated to be in the range of $1.050 billion to $1.070 billion. This represents an estimated increase of 1% to 3% compared with 2013 Adjusted EBITDA of $1.038 billion, including non-cash profit sharing expense and excluding the impact of SARs.

For 2014, the Company anticipates capital expenditures of approximately $170 million and cash restructuring payments of approximately $150 million. As a result of higher capital expenditures and restructuring payments in 2014 as compared to 2013, the Company anticipates 2014 Free Cash Flow to be approximately $410 million.

Web Site and Conference Call Information

Jerome A. Peribere, Sealed Air’s President and Chief Executive Officer and Carol P. Lowe, Senior Vice President and Chief Financial Officer, will conduct an investor conference call today at 10:00 a.m. (ET) to discuss the Company’s earnings results. The conference call will be webcast live on the Company’s web site at www.sealedair.com in the Investor Relations section. The link to the event can be found on the Investor Relations home page as well as under the Presentations & Events tab. Listeners should go to the web site prior to the call to register and to download and install any necessary audio software. A replay of the webcast will also be available on the Company’s web site.

Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (888) 680-0879 (domestic) or (617) 213-4856 (international) and use the participant code 98241331. Telephonic replay of the webcast will be available starting at 2:00 p.m. (ET) on Thursday, February 6, 2014 and end on Thursday, March 13, 2014 at 11:59 p.m. (ET). To listen to the replay, please dial (888) 286-8010 (domestic) or (617) 801-6888 (international) and use the confirmation code 89999919.

Business

Sealed Air Corporation creates a world that feels, tastes and works better. In 2013, the Company generated revenue of approximately $7.7 billion by helping our customers achieve their sustainability goals in the face of today’s biggest social and environmental challenges. Our portfolio of widely recognized brands, including Cryovac® brand food packaging solutions, Bubble Wrap® brand cushioning and Diversey™ cleaning and hygiene solutions, ensures a safer and less wasteful food supply chain, protects valuable goods shipped around the world, and improves health through clean environments. Sealed Air has approximately 25,000 employees who serve customers in 175 countries. To learn more, visit www.sealedair.com.

Non-U.S. GAAP Information

In this press release and supplement, we have included several non-U.S. GAAP financial measures, including Adjusted Net Earnings and EPS, net sales on a “constant dollar” basis, Adjusted Gross Profit, Adjusted Operating Profit, Free Cash Flow and EBIT, EBITDA, Adjusted EBITDA and core tax rate. We present results and guidance, adjusted to exclude the effects of certain specified items (“special items”) and their related tax impact that would otherwise be included under U.S. GAAP, to aid in comparisons with other periods or prior guidance. We may use Adjusted EPS, net sales on a constant dollar basis, Adjusted Net Earnings, Adjusted Gross Profit, Adjusted Operating Profit, measures of free cash flow, net debt, and EBITDA figures to determine performance-based compensation. Our management uses financial measures excluding the effects of foreign currency translation in evaluating operating performance. Management believes that this information may be useful to investors. For a reconciliation of these non-U.S. GAAP metrics to U.S. GAAP and other important information on our use of non-U.S. GAAP financial measures, see the attached supplementary information entitled “Non-U.S. GAAP Free Cash Flow,” “Reconciliation of U.S. GAAP Condensed Consolidated Statements of Operations to Non-U.S. GAAP Adjusted Condensed Consolidated Statements of Operations and Non-U.S. GAAP Adjusted EBITDA,” “Segment and Consolidated Adjusted Operating Profit and Adjusted EBITDA,” and “Components of Change in Net Sales—Segments and Other.”

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “anticipates,” “believes,” “plan,” “assumes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans to,” “will” and similar expressions. These statements reflect our beliefs and expectations as to future events and trends affecting our business, our consolidated financial position and our results of operations. Examples of these forward-looking statements include expectations regarding our anticipated effective income tax rate, the potential cash tax benefits associated with the W. R. Grace & Co. Settlement agreement (as defined in the Company’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K), potential volume, revenue and operating growth for future periods, expectations and assumptions associated with our restructuring programs, availability and pricing of raw materials, success of our growth initiatives, economic conditions, and the success of pricing actions. A variety of factors may cause actual results to differ materially from these expectations, including general domestic and international economic and political conditions, changes in our raw material and energy costs, credit ratings, the success of restructuring plans, currency translation and devaluation effects, the competitive environment, the effects of animal and food-related health issues, environmental matters, and regulatory actions and legal matters. For more extensive information, see “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events, or otherwise.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
		Revised (2)		Revised (2)
Net sales	$2,012.5	$1,955.9	$7,690.8	$7,559.2
Cost of sales	1,346.2	1,309.9	5,103.3	5,036.9

Gross profit	666.3	646.0	2,587.5	2,522.3
As a % of total net sales	33.1%	33.0%	33.6%	33.4%
Selling, general and administrative expenses	438.6	426.1	1,749.2	1,756.7
As a % of total net sales	21.8%	21.8%	22.7%	23.2%
Amortization expense of intangible assets acquired	30.8	34.1	123.2	132.7
Impairment of goodwill and other intangible assets(3)	—	558.0	—	1,892.3
Stock appreciation rights expense(4)	11.3	12.8	38.1	18.4
Costs related to the acquisition and integration of Diversey	0.4	2.6	1.1	7.4
Restructuring and other charges	12.6	32.4	73.8	142.5

Operating profit (loss)	172.6	(420.0)	602.1	(1,427.7)
As a % of total net sales	8.6%	-21.5%	7.8%	-18.9%
Interest expense	(91.6)	(93.5)	(361.0)	(384.7)
Impairment of equity method investment	—	—	—	(23.5)
Foreign currency exchange losses related to Venezuelan subsidiaries	(0.2)	(0.1)	(13.1)	(0.4)
Loss on debt redemption(5)	(3.9)	(36.9)	(36.3)	(36.9)
Other expense, net	(9.2)	(1.1)	(14.0)	(9.4)

Income (loss) from continuing operations before income tax provision	67.7	(551.6)	177.7	(1,882.6)
Income tax provision (benefit)(6)	64.1	(206.4)	84.0	(264.7)

Effective income tax rate(6)	94.7%	37.4%	47.3%	14.1%
Net earnings (loss) from continuing operations	3.6	(345.2)	93.7	(1,617.9)
Net earnings from discontinued operations(2)	24.0	186.9	30.5	207.6

Net earnings (loss) available to common stockholders	$27.6	$(158.3)	$124.2	$(1,410.3)

Net earnings (loss) per common share:
Basic :
Continuing operations	$0.02	$(1.79)	$0.48	$(8.39)
Discontinued operations	0.12	0.97	0.16	1.08

Net earnings (loss) per common share - basic	$0.14	$(0.82)	$0.64	$(7.31)

Diluted:
Continuing operations	$0.02	$(1.79)	$0.44	$(8.39)
Discontinued operations	0.11	0.97	0.14	1.08

Net earnings (loss) per common share - diluted	$0.13	$(0.82)	$0.58	$(7.31)

Dividends per common share	$0.13	$0.13	$0.52	$0.52

Weighted average number of common shares outstanding:
Basic	194.9	193.3	194.6	192.8

Diluted(7)	213.9	193.3	213.5	192.8

(1)	The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.
(2)	In December 2013, we completed the sale of our rigid medical packaging business for net cash proceeds of $121.0 million. In November 2012, we sold our Diversey Japan business for net cash proceeds of $313 million. Our 2013 results include a net gain of $23 million from the sale of our medical rigids business. Our 2012 results include a net gain of $179 million from the sale of our Diversey Japan business. The financial results of both the rigid medical business and Diversey Japan businesses are reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.
(3)	In 2012, we recorded non-cash impairment charges related to the goodwill and other intangible assets associated with our Diversey acquisition. See our 2012 Annual Report on Form 10-K and September 2013 Quarterly Report on Form 10-Q for further details.
(4)	At December 31, 2013, the weighted average remaining vesting life of outstanding cash-settled stock appreciation rights (“SAR“s) was less than one year. However, we will continue to incur expense related to these SARs until the last expiration date of these awards (March 2021). The amount of related future expense will fluctuate based on exercise and forfeiture activity and changes in the assumptions used in the valuation model, including the price of Sealed Air common stock.
(5)	In 2013 and 2012, we completed several financing transactions, which resulted in the recognition of pre-tax losses on debt redemptions primarily due to the acceleration of unamortized debt issuance costs and certain fees.
(6)	In the three month ended 2013, we recorded a $50 million increase to our income tax provision resulting from an increase in the valuation allowance with respect to the deferred tax asset in connection with the Settlement agreement.
(7)	For 2012, basic and diluted weighted average number of common shares outstanding were the same because the effect of the assumed issuance of 18 million shares of common stock reserved for the Settlement agreement (as defined in our 2012 Annual Report on Form 10-K) and the effect of non-vested stock was anti-dilutive due to the reported net loss from continuing operations.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS(1)

(Unaudited)

(In millions)

	December 31, 2013	December 31, 2012
		Revised(2)
Assets
Current assets:
Cash and cash equivalents	$992.4	$679.6
Trade receivables, net	1,126.4	1,213.0
Other receivables	147.9	100.9
Inventories	688.4	728.9
Assets held for sale	—	87.3
Other current assets	464.9	479.6

Total current assets	3,420.0	3,289.3
Property and equipment, net	1,134.5	1,194.2
Goodwill	3,114.6	3,151.2
Intangible assets, net	1,016.9	1,131.6
Other assets, net	440.1	565.4

Total assets	$9,126.1	$9,331.7

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$81.6	$39.2
Current portion of long-term debt	223.0	1.8
Accounts payable	524.5	480.2
Settlement agreement and related accrued interest	925.1	876.9
Liabilities held for sale	—	8.8
Other current liabilities	974.3	928.1

Total current liabilities	2,728.5	2,335.0
Long-term debt, less current portion	4,094.9	4,540.8
Other liabilities	912.5	1,011.6

Total liabilities	7,735.9	7,887.4

Total parent company stockholders’ equity	1,388.8	1,443.8
Noncontrolling interests	1.4	0.5

Total stockholders’ equity	1,390.2	1,444.3

Total liabilities and stockholders’ equity	$9,126.1	$9,331.7

CALCULATION OF NET DEBT FROM CONTINUING OPERATIONS(1)

(Unaudited)

(In millions)

	December 31, 2013	December 31, 2012

Short-term borrowings	$81.6	$39.2
Current portion of long-term debt	223.0	1.8
Settlement agreement and related accrued interest	925.1	876.9
Long-term debt, less current portion	4,094.9	4,540.8

Total debt	5,324.6	5,458.7
Less: cash and cash equivalents	(992.4)	(679.6)

Net debt	$4,332.2	$4,779.1

(1)	The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.
(2)	In December 2013, we completed the sale of our rigid medical packaging business, which was included in our Other Category. In November 2012, we sold our Diversey Japan business. The financial results of both the rigid medical business and Diversey Japan businesses are reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS(1)

(Unaudited)

(In millions)

	Year Ended December 31,
	2013	2012
		Revised(2)
Net earnings (loss) available to common stockholders - continuing operations	$93.7	$(1,617.9)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities - continuing operations(3)	426.8	2,024.8
Changes in:
Trade receivables, net	35.5	(26.4)
Inventories	24.5	33.4
Accounts payable	36.3	(84.3)
Other operating assets and liabilities	8.0	64.6

Cash flow provided by operating activities - continuing operations	624.8	394.2

Capital expenditures for property and equipment	(116.0)	(122.8)
Other investing activities	10.5	7.9

Cash flow (used in) investing activities - continuing operations	(105.5)	(114.9)

Net payments of long-term debt and short-term borrowings	(180.0)	(445.4)
Dividends paid on common stock	(102.0)	(100.9)
Payments of debt issuance and extinguishment costs	(33.9)	(29.6)
Other financing activities	(3.9)	(9.2)

Cash flow (used in) financing activities - continuing operations	(319.8)	(585.1)

Cash flow from discontinued operations	127.0	270.7

Effect of foreign currency exchange rates on cash and cash equivalents	(13.7)	11.1

Cash and cash equivalents beginning of period	$679.6	$703.6
Change in cash and cash equivalents	312.8	(24.0)

Cash and cash equivalents end of period	$992.4	$679.6

Non-U.S. GAAP Free Cash Flow(4):
Cash flow provided by operating activities - continuing operations	$624.8	$394.2
Capital expenditures for property and equipment	(116.0)	(122.8)

Non-U.S. GAAP Free Cash Flow	$508.8	$271.4

Additional Cash Flow Information:
Interest payments, net of amounts capitalized	$289.7	$323.0

Income tax payments	$111.3	$108.6

Restructuring payments	$107.0	$103.4

SARs payments, less amounts included in restructuring payments	$46.0	$24.0

(1)	The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.
(2)	In December 2013, we completed the sale of our rigid medical packaging business. In November 2012, we sold our Diversey Japan business. The financial results of both the rigid medical business and Diversey Japan businesses are reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.
(3)	2013 primarily consists of depreciation and amortization of $307 million, loss on debt redemption of $36 million and non-cash profit sharing expense of $35 million. 2012 primarily consists of impairment of goodwill and other intangible assets of $1,892 million, depreciation and amortization expense of $317 million, impairment of equity method investment of $24 million and non-cash profit sharing expense of $19 million, partially offset by deferred taxes, net of $319 million.
(4)	Free cash flow does not represent residual cash available for discretionary expenditures, including certain debt servicing requirements or non-discretionary expenditures that are not deducted from this measure.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-U.S. GAAP ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND NON-U.S. GAAP ADJUSTED EBITDA(1)

(Unaudited)

(In millions, except per share data)

	Three Months Ended December 31,
	2013			2012
	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted
				Revised(3)		Revised(3)
Net sales	$2,012.5	$—	$2,012.5	$1,955.9	$—	$1,955.9
Cost of sales	1,346.2	(1.7)	1,344.5	1,309.9	(8.1)	1,301.8

Gross profit	666.3	1.7	668.0	646.0	8.1	654.1
As a % of total net sales	33.1%		33.2%	33.0%		33.4%
Selling, general and administrative expenses	438.6	(5.4)	433.2	426.1	(1.8)	424.3
As a % of total net sales	21.8%		21.5%	21.8%		21.7%
Amortization expense of intangible assets acquired	30.8	—	30.8	34.1	—	34.1
Impairment of goodwill and other intangible assets	—		—	558.0	(558.0)	—
Stock appreciation rights expense	11.3	—	11.3	12.8	—	12.8
Costs related to the acquisition and integration of Diversey	0.4	(0.4)	—	2.6	(2.6)	—
Restructuring and other charges	12.6	(12.6)	—	32.4	(32.4)	—

Operating profit (loss)	172.6	20.1	192.7	(420.0)	602.9	182.9
As a % of total net sales	8.6%		9.6%	-21.5%		9.4%
Interest expense	(91.6)	—	(91.6)	(93.5)	—	(93.5)
Impairment of equity method investment	—	—	—	—	—	—
Foreign currency exchange losses related to Venezuelan subsidiaries	(0.2)	0.2	—	(0.1)	0.1	—
Loss on debt redemption	(3.9)	3.9	—	(36.9)	36.9	—
Other expense, net	(9.2)	(0.1)	(9.3)	(1.1)	(0.6)	(1.7)

Income (loss) from continuing operations before income tax provision	67.7	24.1	91.8	(551.6)	639.3	87.7
Income tax provision (benefit)	64.1	(45.7)	18.4	(206.4)	225.6	19.2

Effective income tax rate	94.7%	-189.6%	20.0%	37.4%	35.3%	21.9%
Net earnings (loss) from continuing operations	3.6	69.8	73.4	(345.2)	413.7	68.5

Net earnings from discontinued operations	24.0	(24.0)	—	186.9	(186.9)	—

Net earnings (loss) available to common stockholders	$27.6	$45.8	$73.4	$(158.3)	$226.8	$68.5

Earnings Per Common Share - Diluted:
Continuing operations	$0.02	$0.32	$0.34	$(1.79)	$2.11	$0.32
Discontinued operations	0.11	(0.11)	—	0.97	(0.97)	—

Net earnings (loss) per common share - diluted	$0.13	$0.21	$0.34	$(0.82)	$1.14	$0.32

Weighted average number of common shares outstanding:
Basic	194.9		194.9	193.3		193.3

Diluted weighted average number of common shares	213.9		213.9	193.3		211.7

Non-U.S. GAAP Adjusted EBITDA:
Non-U.S. GAAP Adjusted net earnings from continuing operations			$73.4			$68.5
Interest expense			91.6			93.5
Income tax provision			18.4			19.2

Non-U.S. GAAP Adjusted EBIT from continuing operations			183.4			181.2
Depreciation and amortization(4)			73.5			72.1
Write down of non-strategic assets, included in depreciation and amortization			(0.3)			4.4
Non-cash profit sharing expense			5.2			4.6

Non-U.S. GAAP Adjusted EBITDA - continuing operations			$261.8			$262.3

As a % of total net sales			13.0%			13.4%

Notes:

(1)	The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.
(2)	Special items consist of certain one-time costs or charges/credits that are included in our US GAAP reported results. These special items include restructuring and other associated costs related to our previously announced Earnings Quality Improvement Program (“EQIP”) and the Integration and Optimization Program (“IOP”) restructuring programs, losses recorded on debt redemption and financing activities and the increase of our valuation allowance with respect to the Settlement agreement deferred tax asset. Special items in 2012 also included non-cash impairment charges recorded for impairment of goodwill and other intangible assets. Our Non-U.S. GAAP adjusted financial results are reported on a continuing operations basis.
(3)	In December 2013, we completed the sale of our rigid medical packaging business, which was included in our Other Category. In November 2012, we sold our Diversey Japan business. The financial results of both the rigid medical business and Diversey Japan businesses are reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.
(4)	Depreciation and amortization includes:

	Three Months Ended December 31,
	2013	2012
Depreciation of property, plant and equipment	$38.9	$38.3
Amortization of intangible assets acquired	30.8	34.1
Amortization of deferred share-based compensation	3.8	(0.3)

Total	$73.5	$72.1

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

RECONCILIATION OF U.S. GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS TO

NON-U.S. GAAP ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND NON-U.S. GAAP ADJUSTED EBITDA(1)

(Unaudited)

(In millions, except per share data)

	Year Ended December 31,
	2013			2012
	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted	U.S. GAAP As Reported	Special Items(2)	Non-U.S. GAAP Adjusted
				Revised(3)		Revised (3)
Net sales	$7,690.8	$—	$7,690.8	$7,559.2	$—	$7,559.2
Cost of sales	5,103.3	(7.4)	5,095.9	5,036.9	(18.3)	5,018.6

Gross profit	2,587.5	7.4	2,594.9	2,522.3	18.3	2,540.6
As a % of total net sales	33.6%		33.7%	33.4%		33.6%
Selling, general and administrative expenses	1,749.2	(24.6)	1,724.6	1,756.7	(22.9)	1,733.8
As a % of total net sales	22.7%		22.4%	23.2%		22.9%
Amortization expense of intangible assets acquired	123.2	—	123.2	132.7	—	132.7
Impairment of goodwill and other intangible assets	—	—	—	1,892.3	(1,892.3)	—
Stock appreciation rights expense	38.1	—	38.1	18.4	—	18.4
Costs related to the acquisition and integration of Diversey	1.1	(1.1)	—	7.4	(7.4)	—
Restructuring and other charges	73.8	(73.8)	—	142.5	(142.5)	—

Operating profit (loss)	602.1	106.9	709.0	(1,427.7)	2,083.4	655.7
As a % of total net sales	7.8%		9.2%	-18.9%		8.7%
Interest expense	(361.0)	—	(361.0)	(384.7)	—	(384.7)
Impairment of equity method investment	—	—	—	(23.5)	23.5	—
Foreign currency exchange losses related to Venezuelan subsidiaries	(13.1)	13.1	—	(0.4)	0.4	—
Loss on debt redemption	(36.3)	36.3	—	(36.9)	36.9	—
Other expense, net	(14.0)	2.7	(11.3)	(9.4)	(0.3)	(9.7)

Income (loss) from continuing operations before income tax provision	177.7	159.0	336.7	(1,882.6)	2,143.9	261.3
Income tax provision (benefit)	84.0	(10.5)	73.5	(264.7)	332.9	68.2

Effective income tax rate	47.3%	-6.6%	21.8%	14.1%	15.5%	26.1%
Net earnings (loss) from continuing operations	93.7	169.5	263.2	(1,617.9)	1,811.0	193.1

Net earnings from discontinued operations	30.5	(30.5)	—	207.6	(207.6)	—

Net earnings (loss) available to common stockholders	$124.2	$139.0	$263.2	$(1,410.3)	$1,603.4	$193.1

Earnings Per Common Share - Diluted:
Continuing operations	$0.44	$0.79	$1.23	$(8.39)	$9.31	$0.91
Discontinued operations	0.14	(0.14)	—	1.08	(1.08)	—

Net earnings (loss) per common share - diluted	$0.58	$0.65	$1.23	$(7.31)	$8.23	$0.91

Weighted average number of common shares outstanding:
Basic	194.6		194.6	192.8		192.8

Diluted weighted average number of common shares	213.5		213.5	192.8		211.2

Non-U.S. GAAP Adjusted EBITDA:
Non-U.S. GAAP adjusted net earnings from continuing operations			$263.2			$193.1
Interest expense			361.0			384.7
Income tax provision			73.5			68.2

Non-U.S. GAAP Adjusted EBIT from continuing operations			697.7			646.0
Depreciation and amortization(4)			307.5			317.1
Write down of non-strategic assets, included in depreciation and amortization			(5.3)			(0.8)
Non-cash profit sharing expense			34.7			19.0

Non-U.S. GAAP adjusted EBITDA - continuing operations			$1,034.6			$981.3

As a % of total net sales			13.5%			13.0%

Notes:

(1)	The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.
(2)	Special items consist of certain one-time costs or charges/credits that are included in our US GAAP reported results. These special items include restructuring and other associated costs related to our previously announced Earnings Quality Improvement Program (“EQIP”) and the Integration and Optimization Program (“IOP”) restructuring programs, losses recorded on debt redemption and financing activities and the increase of our valuation allowance with respect to the Settlement agreement deferred tax asset. Special items in 2012 also included non-cash impairment charges recorded for impairment of goodwill and other intangible assets. Our Non-U.S. GAAP adjusted financial results are reported on a continuing operations basis.
(3)	In December 2013, we completed the sale of our rigid medical packaging business, which was included in our Other Category. In November 2012, we sold our Diversey Japan business. The financial results of both the rigid medical business and Diversey Japan businesses are reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.
(4)	Depreciation and amortization includes:

	Year Ended December 31,
	2013	2012
Depreciation of property, plant and equipment	$160.2	$167.5
Amortization of intangible assets acquired	123.2	132.7
Amortization of deferred share-based compensation, included in selling, general and administrative expenses	24.1	16.9

Total	$307.5	$317.1

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

U.S GAAP SEGMENT INFORMATION(1)

(Unaudited)

(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
		Revised(2)		Revised(2)
Net sales:
Food Care	$1,011.6	$986.4	$3,811.1	$3,739.6
As a % of net sales	50.3%	50.4%	49.6%	49.5%

Diversey Care	545.8	533.6	2,160.4	2,131.5
As a % of net sales	27.1%	27.3%	28.1%	28.2%

Product Care	424.4	407.4	1,608.0	1,578.4
As a % of net sales	21.1%	20.8%	20.9%	20.9%

Other Category: Medical Applications business and New Ventures	30.7	28.5	111.3	109.7
As a % of net sales	1.5%	1.5%	1.4%	1.5%

Total	$2,012.5	$1,955.9	$7,690.8	$7,559.2

Operating profit (loss):
Food Care	$119.6	$(95.0)	$431.4	$(170.9)
As a % of Food Care net sales	11.8%	(9.6)%	11.3%	(4.6)%

Diversey Care	11.2	(322.4)	57.9	(1,278.4)
As a % of Diversey Care net sales	2.1%	(60.4)%	2.7%	(60.0)%

Product Care	56.7	56.9	200.4	207.5
As a % of Product Care net sales	13.4%	14.0%	12.5%	13.1%

Other Category: Medical Applications business and New Ventures	(1.9)	(24.5)	(12.7)	(36.0)
As a % of Medical Applications and New Ventures net sales	(6.2)%	(86.0)%	(11.4)%	(32.8)%

Total segments and other category	185.6	(385.0)	677.0	(1,277.8)
As a % of total net sales	9.2%	(19.7)%	8.8%	(16.9)%

Costs related to the acquisition and integration of Diversey	0.4	2.6	1.1	7.4

Restructuring and other charges	12.6	32.4	73.8	142.5

Total	$172.6	$(420.0)	$602.1	$(1,427.7)

As a % of total net sales	8.6%	(21.5)%	7.8%	(18.9)%

(1)	The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission.
(2)	In December 2013, we sold our rigid medical packaging business. The financial results of the rigid medical business are reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

SEGMENT AND CONSOLIDATED ADJUSTED OPERATING PROFIT AND ADJUSTED EBITDA(1)

(Unaudited)

	Three Months Ended December 31, 2013					Three Months Ended December 31, 2012
						Revised(1)
	Food Care	Diversey Care	Product Care	Medical Applications and New Ventures	Total	Food Care	Diversey Care	Product Care	Medical Applications and New Ventures	Total

Adjusted Operating Profit	$122.9	$12.4	$58.8	$(1.4)	$192.7	$118.7	$10.5	$58.9	$(5.2)	$182.9

as a % of net sales	12.1%	2.3%	13.9%	-4.6%	9.6%	12.0%	2.0%	14.5%	-18.2%	9.4%
Depreciation and amortization	30.5	32.4	9.2	1.4	73.5	29.4	31.5	8.7	2.5	72.1
Special items	(2.1)	0.1	(0.1)	(0.3)	(2.4)	5.0	(0.1)	0.3	—	5.2

Adjusted EBITDA (includes other income/expense)	$151.3	$44.9	$67.9	$(0.3)	$263.8	$153.1	$41.9	$67.9	$(2.7)	$260.2

as a % of net sales	15.0%	8.2%	16.0%	-1.0%	13.1%	15.5%	7.9%	16.7%	-9.5%	13.3%
SARs expense	$(0.3)	$11.6	$—	$—	$11.3	$3.1	$9.7	$—	$—	$12.8

Reconciliation of Segment Adjusted EBITDA to Consolidated Adjusted EBITDA:
Total Segment Adjusted EBITDA					$263.8					$260.2
Non-cash profit sharing expense					5.2					4.6
Other income/expense, net of special items					(7.2)					(2.5)

Consolidated Adjusted EBITDA					$261.8					$262.3

as a % of net sales					13.0%					13.4%

	Year Ended December 31, 2013					Year Ended December 31, 2012
						Revised(1)
	Food Care	Diversey Care	Product Care	Medical Applications and New Ventures	Total	Food Care	Diversey Care	Product Care	Medical Applications and New Ventures	Total

Adjusted Operating Profit	$445.5	$62.1	$207.5	$(6.1)	$709.0	$391.6	$68.6	$211.1	$(15.6)	$655.7

as a % of net sales	11.7%	2.9%	12.9%	-5.5%	9.2%	10.5%	3.2%	13.4%	-14.2%	8.7%
Depreciation and amortization	127.2	129.8	39.1	11.4	307.5	142.2	127.3	38.3	9.3	317.1
Special items	(1.1)	0.1	0.3	(4.5)	(5.2)	(3.1)	(0.2)	0.7	0.6	(2.0)

Adjusted EBITDA (includes other income/expense)	$571.6	$192.0	$246.9	$0.8	$1,011.3	$530.7	$195.7	$250.1	$(5.7)	$970.8

as a % of net sales	15.0%	8.9%	15.4%	0.7%	13.1%	14.2%	9.2%	15.8%	-5.2%	12.8%
SARs expense	$7.0	$31.1	$—	$—	$38.1	$4.4	$14.0	$—	$—	$18.4

Reconciliation of Segment Adjusted EBITDA to Consolidated Adjusted EBITDA:
Total Segment Adjusted EBITDA					$1,011.3					$970.8
Non-cash profit sharing expense					34.7					19.0
Other income/expense, net of special items					(11.4)					(8.5)

Consolidated Adjusted EBITDA					$1,034.6					$981.3

as a % of net sales					13.5%					13.0%

Note:

(1)	The supplementary information included in this press release for 2013 is preliminary and subject to change prior to the filing of our upcoming Annual Report on Form 10-K with the Securities and Exchange Commission. Some information in 2012 has been reclassified to conform to 2013 presentation. These reclassifications were not material to our segment or consolidated financial results. In December 2013, we completed the sale of our rigid medical packaging business, which was included in our Other Category. In November 2012, we sold our Diversey Japan business. The financial results of both the rigid medical business and Diversey Japan businesses are reported as discontinued operations, net of tax, and, accordingly all previously reported financial information has been revised.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

SEGMENT AND CONSOLIDATED ADJUSTED OPERATING PROFIT AND ADJUSTED EBITDA(1)

(Unaudited)

Excluding the impact of SARs, our Adjusted Operating Profit, Adjusted EBITDA and Adjusted EPS results were the following. SARs does not impact our Product Care segment or Other Category.

	Three Months Ended December 31,				Year Ended December 31,
	2013	2012	Inc / (Dec)		2013	2012	Inc / (Dec)
Adjusted Operating Profit:
Food Care	$122.6	$121.8	0.7%		$452.5	$396.0	14.3%
as a % of net sales	12.1%	12.3%	(20	) bps	11.9%	10.6%	130	bps
Diversey Care	$24.0	$20.2	18.8%		$93.2	$82.6	12.8%
as a % of net sales	4.4%	3.8%	60	bps	4.3%	3.9%	40	bps
Consolidated	$204.0	$195.7	4.2%		$747.1	$674.1	10.8%
as a % of net sales	10.1%	10.0%	10	bps	9.7%	8.9%	80	bps

Adjusted EBITDA:
Food Care	$151.0	$156.2	(3.3)%		$578.6	$535.1	8.1%
as a % of net sales	14.9%	15.8%	(90	) bps	15.2%	14.3%	90	bps
Diversey Care	$56.5	$51.6	9.5%		$223.1	$209.7	6.4%
as a % of net sales	10.4%	9.7%	70	bps	10.3%	9.8%	50	bps
Consolidated	$273.1	$275.1	(0.7)%		$1,072.7	$999.7	7.3%
as a % of net sales	13.6%	14.1%	(50	) bps	13.9%	13.2%	70	bps

Adjusted EPS:
Adjusted EPS	$0.34	$0.32	6.1%		$1.23	$0.91	34.8%
Impact of SARs, net of taxes	0.05	0.05			0.16	0.07

Adjusted EPS excluding the impact of SARs	$0.39	$0.37	5.2%		$1.39	$0.98	41.5%

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES - SEGMENTS AND OTHER(1)

(Unaudited)

(In millions)

	Three Months Ended December 31, 2013
	Food Care		Diversey Care		Product Care		Medical Applications & New Ventures		Total Company
Change in Net Sales due to:
Volume - Units	$10.0	1.0%	$5.8	1.1%	$12.5	3.1%	$(1.7)	(6.0)%	$26.6	1.4%
Volume - Acquired businesses, net of (dispositions)	—	—	—	—	—	—	(0.5)	(1.8)	(0.5)	—
Product price/mix (2)	31.9	3.2	9.8	1.8	6.8	1.7	3.8	13.3	52.3	2.7
Foreign currency translation	(16.8)	(1.7)	(3.4)	(0.6)	(2.2)	(0.5)	0.6	2.1	(21.8)	(1.1)

Total change (U.S. GAAP)	$25.1	2.5%	$12.2	2.3%	$17.1	4.3%	$2.2	7.6%	$56.6	3.0%

Impact of foreign currency translation	16.8	1.7	3.4	0.6	2.2	0.5	(0.6)	(2.1)	21.8	1.1

Total constant dollar change (Non-U.S. GAAP)(3)	$41.9	4.2%	$15.6	2.9%	$19.3	4.8%	$1.6	5.5%	$78.4	4.1%

	Year Ended December 31, 2013
	Food Care		Diversey Care		Product Care		Medical Applications & New Ventures		Total Company
Change in Net Sales due to:
Volume - Units	$63.4	1.7%	$11.3	0.5%	$40.6	2.6%	$(1.3)	(1.2)%	$114.0	1.5%
Volume - Acquired businesses, net of (dispositions)	—	—	—	—	—	—	(0.5)	(0.5)	(0.5)	—
Product price/mix (2)	60.9	1.6	32.8	1.5	(2.5)	(0.2)	2.5	2.3	93.7	1.2
Foreign currency translation	(52.8)	(1.4)	(15.2)	(0.7)	(8.5)	(0.5)	0.9	0.8	(75.6)	(1.0)

Total change (U.S. GAAP)	$71.5	1.9%	$28.9	1.3%	$29.6	1.9%	$1.6	1.4%	$131.6	1.7%

Impact of foreign currency translation	52.8	1.4	15.2	0.7	8.5	0.5	(0.9)	(0.8)	75.6	1.0

Total constant dollar change (Non-U.S. GAAP)(3)	$124.3	3.3%	$44.1	2.0%	$38.1	2.4%	$0.7	0.6%	$207.2	2.7%

(1)	The results above are presented on a continuing operations basis, excluding our medical rigids business, which we sold in December 2013.
(2)	Our product price/mix reported above includes the net impact of our pricing actions and rebates as well as the period-to-period change in the mix of products sold. Also included in our reported product price/mix is the net effect of some of our customers purchasing our products in non-U.S. dollar or non-euro denominated countries at selling prices denominated in U.S. dollars or euros. This primarily arises when we export products from the U.S. and euro-zone countries. The impact to our reported product price/mix of these purchases in other countries at selling prices denominated in U.S. dollars or euros was not material in the periods included in the tables above.
(3)	Changes in these items excluding the impact of foreign currency translation are non-U.S. GAAP financial measures. Since we are a U.S. domiciled company, we translate our foreign-currency-denominated financial results into U.S. dollars. Due to changes in the value of foreign currencies relative to the U.S. dollar, translating our financial results from foreign currencies to U.S. dollars may result in a favorable or unfavorable impact. It is important that we take into account the effects of foreign currency translation when we view our results and plan our strategies. Nonetheless, we cannot control changes in foreign currency exchange rates. Consequently, when our management looks at our financial results to measure the core performance of our business, we exclude the impact of foreign currency translation by translating our current period results at prior period foreign currency exchange rates. We also may exclude the impact of foreign currency translation when making incentive compensation determinations. As a result, our management believes that these presentations are useful internally and may be useful to our investors.

SEALED AIR CORPORATION

SUPPLEMENTARY INFORMATION

COMPONENTS OF CHANGE IN NET SALES - GEOGRAPHIC(1)

Unaudited

(In millions)

	Three Months Ended December 31, 2013
	North America	Europe	Latin America	AMAT(2)	JANZ(3)	Total
Change in Net Sales due to:
Volume - Units	$(0.3)	$14.9	$(0.8)	$10.1	$2.7	$26.6
% change	(0.1)%	2.4%	(0.4)%	5.0%	1.6%	1.4%
Volume - Acquired businesses, net of (dispositions)	(1.2)	0.3	0.1	0.3	—	(0.5)
% change	(0.2)%	—%	0.1%%	0.2%	—%	—%
Product price/mix	27.6	1.3	15.6	6.0	1.8	52.3
% change	3.7%	0.2%	7.1%	3.0%	1.1%	2.7%
Foreign currency translation	(3.7)	21.7	(17.5)	(7.7)	(14.6)	(21.8)
% change	(0.5)%	3.5%	(8.0)%	(3.8)%	(8.7)%	(1.1)%

Total	$22.4	$38.2	$(2.6)	$8.7	$(10.1)	$56.6

% change	3.1%	6.1%	(1.3)%	4.2%	(6.0)%	3.0%

Impact of foreign currency translation	3.7	(21.7)	17.5	7.7	14.6	21.8

Total constant dollar change (Non-U.S. GAAP)	$26.1	$16.5	$14.9	$16.4	$4.5	$78.4

Constant dollar % change	3.6%	2.6%	6.7%	8.0%	2.7%	4.1%

	Year Ended December 31, 2013
	North America	Europe	Latin America	AMAT(2)	JANZ(3)	Total
Change in Net Sales due to:
Volume - Units	$18.7	$(2.2)	$36.5	$54.3	$6.7	$114.0
% change	0.6%	(0.1)%	4.6%	6.8%	1.1%	1.5%
Volume - Acquired businesses, net of (dispositions)	(1.2)	0.3	0.1	0.3	—	(0.5)
% change	—%	—%	—%	—%	—%	—%
Product price/mix	44.5	(3.8)	40.5	16.3	(3.8)	93.7
% change	1.5%	(0.2)%	5.1%	2.0%	(0.6)%	1.2%
Foreign currency translation	(7.5)	37.1	(52.5)	(18.6)	(34.1)	(75.6)
% change	(0.3)%	1.5%	(6.6)%	(2.3)%	(5.7)%	(1.0)%

Total	$54.5	$31.4	$24.6	$52.3	$(31.2)	$131.6

% change	1.8%	1.2%	3.1%	6.5%	(5.2)%	1.7%

Impact of foreign currency translation	7.5	(37.1)	52.5	18.6	34.1	75.6

Total constant dollar change (Non-U.S. GAAP)	$62.0	$(5.7)	$77.1	$70.9	$2.9	$207.2

Constant dollar % change	2.1%	(0.3)%	9.7%	8.8%	0.5%	2.7%

(1)	The results above are presented on a continuing operations basis, excluding our medical rigids business, which we sold in December 2013.
(2)	AMAT = Asia, Middle East, Africa and Turkey.
(3)	JANZ = Japan, Australia and New Zealand.